EXHIBIT 99.1

This Statement on Form 4 is filed jointly by the Reporting Persons listed below.  The principal business address of each of these Reporting Persons is 333 South Grand Avenue, 28th Fl., Los Angeles, CA 90071.

Name of Designated Filer: Oaktree Capital Group Holdings GP, LLC

Date of Event Requiring Statement:  April 24, 2014

Issuer Name and Ticker or Trading Symbol:  First BanCorp. [FBP]

/s/ Michael P. Harmon
Michael P. Harmon

OAKTREE CAPITAL GROUP HOLDINGS GP, LLC

By:	/s/ Lisa Arakaki
Name: Lisa Arakaki
Title: Managing Director

By:	/s/ Jordan Mikes
Name: Jordan Mikes
Title: Assistant Vice President

OAKTREE FUND GP, LLC

By:	Oaktree Fund GP I, L.P.,
Its:	Managing Member

By:	/s/ Lisa Arakaki
Name: Lisa Arakaki
Title: Authorized Signatory

By:	/s/ Jordan Mikes
Name: Jordan Mikes
Title: Authorized Signatory

OAKTREE FUND GP I, L.P.

By:	/s/ Lisa Arakaki
Name: Lisa Arakaki
Title: Authorized Signatory

By:	/s/ Jordan Mikes
Name: Jordan Mikes
Title: Authorized Signatory

OAKTREE CAPITAL I, L.P.

By:	OCM Holdings I, LLC,
Its:	General Partner

By:	/s/ Lisa Arakaki
Name: Lisa Arakaki
Title: Managing Director

By:	/s/ Jordan Mikes
Name: Jordan Mikes
Title: Assistant Vice President

OCM HOLDINGS I, LLC

By:	/s/ Lisa Arakaki
Name: Lisa Arakaki
Title: Managing Director

By:	/s/ Jordan Mikes
Name: Jordan Mikes
Title: Assistant Vice President

OAKTREE HOLDINGS, LLC

By:	Oaktree Capital Group, LLC,
Its:	Managing Member

By:	/s/ Lisa Arakaki
Name: Lisa Arakaki
Title: Managing Director

By:	/s/ Jordan Mikes
Name: Jordan Mikes
Title: Assistant Vice President

OAKTREE CAPITAL GROUP, LLC

By:	/s/ Lisa Arakaki
Name: Lisa Arakaki
Title: Managing Director

By:	/s/ Jordan Mikes
Name: Jordan Mikes
Title: Assistant Vice President